Exhibit 99.2

June 26, 2003

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:	Correspondence Providing Certification Pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 11-K of STERIS Corporation for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the STERIS Corporation 401(k) Plan as of the dates and for the periods expressed in the Report.

/s/ LAURIE BRLAS
Name:	Laurie Brlas
Title:	Senior Vice President and Chief Financial Officer

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